Exhibit 99.1

Virtuix to Lead Infantry Training Project for U.S. Marine Corps

Multi-User VR Training System Will Incorporate Four Omni One Treadmills and
Representative Weapons for Infantry Fire Team Drills

Program Highlights Growing Demand for Full-Body VR Training Across the U.S. Military

AUSTIN, TEXAS – May 5, 2026 – Virtuix Inc. (NASDAQ: VTIX), a leading developer of full-body virtual reality (VR) systems, today announced that the U.S. Marine Corps Training and Education Command (“TECOM”) is collaborating with Virtuix, through its strategic partner KBR, as the lead integrator for the operational assessment of a multi-user virtual infantry training system. The project will incorporate four Omni One omni-directional treadmills, enabling a fire team of four Marines to walk, run, crouch, and maneuver together without boundaries in a shared virtual environment.

By adding natural movement, the system aims to replicate the physical and cognitive demands of real-world combat situations. In the training scenario, a four-person infantry fire team, equipped with representative weapons, will move tactically to engage an enemy position. The system will also include a trainer workstation, allowing instructors to design and execute custom scenarios and conduct detailed after-action reviews.

“Realistic simulation of movement on foot is fundamental to effective training,” said Colonel Walt Yates (U.S. Marine Corps, Retired). “The ability for Marines to physically maneuver together in a virtual environment—walking, communicating, and reacting as a team—represents a major step forward in training capability. We want to provide Marines or Soldiers on a mission with a sense of déjà vu about where they are and where they are going.”

Virtuix’s 360-degree treadmill technology enables users to physically move in every direction without boundaries, instead of relying on joysticks or teleportation mechanics. This approach builds muscle memory and improves situational awareness—key elements for effective infantry training where coordinated movement and spatial orientation are critical.

The training system is expected to be delivered to TECOM in the fourth calendar quarter of this year. If successful, the project could be expanded and deployed to Marine Corps training centers nationwide, supporting broader adoption of VR-based infantry training.

This program builds on Virtuix’s growing traction within the U.S. defense sector. The Company has sold systems to the U.S. Army, Air Force, and Marine Corps, and recently entered into a development agreement with the U.S. Navy. These engagements highlight the increasing demand for immersive, full-body training solutions across multiple branches of the U.S. military.

Investor Webinar

Virtuix Chief Executive Officer Jan Goetgeluk will host an investor webinar on Friday, May 8, 2026, at 11:00am ET to discuss the company’s recent commercial successes and developments. To attend or watch a replay, please sign up here.

About Virtuix

Virtuix Inc. (NASDAQ: VTIX) is a leading manufacturer of full-body virtual reality systems for consumer, enterprise, and defense markets. The company’s premier portfolio of “Omni” omni-directional treadmills enables players to walk and run in 360 degrees inside video games and other virtual reality applications. With a commitment to innovation, Virtuix continues to push the boundaries of XR and AI, delivering immersive experiences to users worldwide. For more information, visit virtuix.com.

Please visit the Company’s new Investor Relations website at invest.virtuix.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “could,” “would,” “potential” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s plans to pursue strategic acquisitions, the potential benefits of any such acquisition, the expected synergies, the potential impact on revenues or shareholder value, and the Company’s position in the defense training market. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to identify, negotiate, and complete acquisitions on favorable terms or at all; the ability to successfully integrate any acquired business; risks related to government contracting, including contract cancellations, modifications, or funding changes; the uncertainties related to market conditions; and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

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Company Contact

Lauren Premo
Virtuix Inc.
press@virtuix.com

Investor Relations Contact

Chris Tyson
MZ Group

Direct: 949-491-8235

VTIX@mzgroup.us